                            Exhibit 99.1

                      VILLAGE SUPER MARKET, INC.
                         EXECUTIVE OFFICES
                        733 Mountain Avenue
                    Springfield, New Jersey 07081

                      VILLAGE SUPER MARKET, INC.
                     DECLARES QUARTERLY DIVIDEND

Contact:     Kevin Begley, CFO
             (973) 467-2200, Ext. 220
             Kevin.Begley@wakefern.com

     Springfield, New Jersey - March 16, 2012 - The Board of Directors of
Village Super Market, Inc. (NSD-VLGEA) declared quarterly cash dividends of $.25 per Class A common share and $.1625 per Class B common share.
The dividends will be payable on April 26, 2012 to shareholders of record at the close of business on April 6, 2012.

     Village Super Market operates a chain of 29 supermarkets under the
ShopRite name in New Jersey, Maryland and eastern Pennsylvania.